LIVERAMP ANNOUNCES STRONG THIRD QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Total Revenue Up 17% and Subscription Revenue Up 19%

GAAP Gross Margin of 73% and Non-GAAP Gross Margin of 77%

$25 Million of Operating Cash Flow

Eighty-six $1 Million+ Customers

SAN FRANCISCO, Calif., February 9, 2022—LiveRamp® (NYSE: RAMP), the leading global data connectivity platform, today announced its financial results for the quarter ended December 31, 2021.

Second Quarter Financial Highlights

•Total revenue was $141 million, up 17% compared to the prior year period.

•Subscription revenue was $111 million, up 19% compared to the prior year period and contributed 79% of total revenue.

•Marketplace & Other revenue was $29 million, up 12% compared to the prior year period.

•GAAP gross profit was $102 million, up 23% compared to the prior year period. GAAP gross margin of 73% expanded 4 percentage points. Non-GAAP gross profit was $108 million, up 23% compared to the prior year period. Non-GAAP gross margin of 77% expanded 3 percentage points.

•GAAP operating loss was $14 million compared to a GAAP operating loss of $16 million in the prior year period. Non-GAAP operating income was $15 million compared to a non-GAAP operating income of $12 million in the prior year period.

•GAAP loss per share was $0.23, and non-GAAP earnings per share were $0.14.

•Net cash provided by operating activities was $25 million compared to $15 million in the prior year period.

•During the quarter, LiveRamp repurchased approximately 115,000 shares for $5 million under the Company’s current share repurchase program. Since inception of the program in August 2011, the Company has returned approximately $1.2 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“LiveRamp is fast becoming critical data infrastructure for global brands,” said LiveRamp CEO Scott Howe. “Adoption of Safe Haven®, our enterprise platform, is accelerating. We ended the quarter with 86 million dollar plus customers and approximately 20% of our ARR is now driven by Safe Haven®.”

“Our operating trends remain strong,” added LiveRamp President and CFO Warren Jenson. “Our revenue growth was robust, gross margin was 77%, ahead of our stated long-term target, and we were profitable on a non-gaap operating income basis for the seventh quarter in a row. In addition, we expect to be operating cash flow positive for fiscal 2022.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its third fiscal quarter ($ in millions):

	Q3 Fiscal 2022		Q3 Fiscal 2021
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$111	—	$93	—
YoY change %	19%		15%
Marketplace & other revenue	$29	—	$26	—
YoY change %	12%		27%
Total revenue	$141	—	$120	—
YoY change %	17%		17%

Gross profit	$102	$108	$83	$88
% Gross margin	73%	77%	69%	73%
YoY change, pts	4pts	3pts	6pts	4pts

Operating income (loss)	$(14)	$15	$(16)	$12
% Operating margin	(10)%	10%	(13)%	10%
YoY change, pts	3pts	—	27pts	15pts

Net earnings (loss)	$(15)	$10	$(12)	$10
Earnings (loss) per share	$(0.23)	$0.14	$(0.18)	$0.14

Shares to Calculate EPS	68.2	69.9	66.5	69.8
YoY change %	3%	0%	(1)%	0%
Net operating cash flow	$25	—	$15	—
Free cash flow to equity	—	$24	—	$14

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 125 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath.

•During the third quarter, LiveRamp extended its global reach and announced the integration of ATS into Amazon Publisher Services (APS). Thousands of publishers using APS now have a better way to connect authenticated inventory to advertiser demand globally.

•To date, over 500 publishers, representing more than 11,000 deployed domains have integrated ATS worldwide, including Amazon, Microsoft, CafeMedia, Leaf Group, Prisma Media and Burda. Through these integrations, LiveRamp is now connected to over 70% of time spent online in the U.S.

•Safe Haven® now serves more than 60% of big box retail in the U.S. and is the clear enterprise choice for enabling the global growth of retail media networks and data collaboration. In the quarter, LiveRamp entered into a new Safe Haven® agreement with JD.com, the second largest ecommerce platform in the world.

•LiveRamp added 20 net new direct subscription customers in the third quarter. Customer count at quarter end was 890, up from 810 a year ago.

•LiveRamp has 86 customers whose subscription contracts exceed $1 million in annual revenue, up 32% compared to the prior year period.

•During the third quarter, subscription net retention was 110% and platform net retention was 109%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $289 million, up 25% compared to the prior year period.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the fourth quarter of fiscal 2022, LiveRamp expects to report:

•Revenue of approximately $139 million, an increase of 17% year-over-year

•GAAP operating loss of approximately $31 million

•Non-GAAP operating income of approximately $2 million

For fiscal 2022, LiveRamp has increased its outlook and now expects to report:

•Revenue of approximately $526 million, an increase of 19% year-over-year

•GAAP operating loss of approximately $69 million

•Non-GAAP operating income of approximately $41 million

•In addition, the Company expects to be operating cash flow positive for the year

P 3

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2021 ended March 31, 2021, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2022.

The financial information set forth in this press release reflects estimates based on information available at this time.

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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 5

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2021	2020	Variance	Variance

Revenues	$140,604	$119,753	$20,851	17.4%
Cost of revenue	38,557	37,085	1,472	4.0%
Gross profit	102,047	82,668	19,379	23.4%
% Gross margin	72.6%	69.0%

Operating expenses:
Research and development	41,870	30,608	11,262	36.8%
Sales and marketing	46,324	43,904	2,420	5.5%
General and administrative	27,639	23,943	3,696	15.4%
Gains, losses and other items, net	—	(6)	6	100.0%
Total operating expenses	115,833	98,449	17,384	17.7%

Loss from operations	(13,786)	(15,781)	1,995	12.6%
% Margin	(9.8)%	(13.2)%

Total other income (expense), net	(241)	(86)	(155)	(180.2)%

Loss before income taxes	(14,027)	(15,867)	1,840	11.6%
Income tax expense (benefit)	1,348	(4,142)	5,490	132.5%

Net loss	$(15,375)	$(11,725)	$(3,650)	(31.1)%

Basic loss per share	$(0.23)	$(0.18)	$(0.05)	(27.9)%

Diluted loss per share	$(0.23)	$(0.18)	$(0.05)	(27.9)%

Basic weighted average shares	68,190	66,523
Diluted weighted average shares	68,190	66,523

P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2021	2020	Variance	Variance

Revenues	$386,932	$323,851	$63,081	19.5%
Cost of revenue	107,951	106,447	1,504	1.4%
Gross profit	278,981	217,404	61,577	28.3%
% Gross margin	72.1%	67.1%

Operating expenses:
Research and development	112,434	88,632	23,802	26.9%
Sales and marketing	127,812	124,236	3,576	2.9%
General and administrative	75,008	71,806	3,202	4.5%
Gains, losses and other items, net	1,296	1,370	(74)	(5.4)%
Total operating expenses	316,550	286,044	30,506	10.7%

Loss from operations	(37,569)	(68,640)	31,071	45.3%
% Margin	(9.7)%	(21.2)%

Total other income, net	30,510	152	30,358	19,972.4%

Loss from continuing operations before income taxes	(7,059)	(68,488)	61,429	89.7%
Income tax benefit	(2,618)	(11,067)	8,449	76.3%

Net loss	$(4,441)	$(57,421)	$52,980	92.3%

Basic loss per share	$(0.07)	$(0.87)	$0.80	92.5%

Diluted loss per share	$(0.07)	$(0.87)	$0.80	92.5%

Basic weighted average shares	68,187	66,034
Diluted weighted average shares	68,187	66,034

P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2021	2020	2021	2020

Loss from operations before income taxes	$(14,027)	$(15,867)	$(7,059)	$(68,488)
Income tax expense (benefit)	1,348	(4,142)	(2,618)	(11,067)
Net loss	$(15,375)	$(11,725)	$(4,441)	$(57,421)

Loss per share:
Basic	$(0.23)	$(0.18)	$(0.07)	$(0.87)
Diluted	$(0.23)	$(0.18)	$(0.07)	$(0.87)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,647	$4,213	$13,904	$13,869
Non-cash stock compensation (cost of revenue and operating expenses)	23,758	23,894	61,475	64,583
Restructuring and merger charges (gains, losses, and other)	—	(6)	1,296	1,370
Transformation costs (general and administrative)	—	—	—	3,863
Gain on retained profits interest (other income)	(183)	—	(30,235)	—
Total excluded items	28,222	28,101	46,440	83,685

Income from operations before income taxes and excluding items	14,195	12,234	39,381	15,197
Income taxes (2)	4,271	2,347	5,124	1,990
Non-GAAP net earnings	$9,924	$9,887	$34,257	$13,207

Non-GAAP earnings per share:
Basic	$0.15	$0.15	$0.50	$0.20
Diluted	$0.14	$0.14	$0.49	$0.19

Basic weighted average shares	68,190	66,523	68,187	66,034
Diluted weighted average shares	69,938	69,775	69,626	68,639

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.
P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2021	2020	2021	2020

Loss from operations	$(13,786)	$(15,781)	$(37,569)	$(68,640)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,647	4,213	13,904	13,869
Non-cash stock compensation (cost of revenue and operating expenses)	23,758	23,894	61,475	64,583
Restructuring and merger charges (gains, losses, and other)	—	(6)	1,296	1,370
Transformation costs (general and administrative)	—	—	—	3,863
Total excluded items	28,405	28,101	76,675	83,685

Income from operations before excluded items	$14,619	$12,320	$39,106	$15,045

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2021	2020	2021	2020

Net loss	$(15,375)	$(11,725)	$(4,441)	$(57,421)

Income tax expense (benefit)	1,348	(4,142)	(2,618)	(11,067)

Total other income (expense), net	241	86	(30,510)	(152)

Loss from operations	(13,786)	(15,781)	(37,569)	(68,640)

Depreciation and amortization	5,827	6,509	18,231	21,464

EBITDA	$(7,959)	$(9,272)	$(19,338)	$(47,176)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	23,758	23,894	61,475	64,583
Restructuring and merger charges (gains, losses, and other)	—	(6)	1,296	1,370
Transformation costs (general and administrative)	—	—	—	3,863

Other adjustments	23,758	23,888	62,771	69,816

Adjusted EBITDA	$15,799	$14,616	$43,433	$22,640

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2021	2021	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$552,959	$572,787	$(19,828)	(3.5)%
Restricted cash	8,731	8,900	(169)	(1.9)%
Trade accounts receivable, net	156,827	114,284	42,543	37.2%
Refundable income taxes	62,679	65,692	(3,013)	(4.6)%
Other current assets	40,584	64,052	(23,468)	(36.6)%
Total current assets	821,780	825,715	(3,935)	(0.5)%

Property and equipment	46,666	44,284	2,382	5.4%
Less - accumulated depreciation and amortization	36,080	32,327	3,753	11.6%
Property and equipment, net	10,586	11,957	(1,371)	(11.5)%

Intangible assets, net	31,536	39,730	(8,194)	(20.6)%
Goodwill	363,789	357,446	6,343	1.8%
Deferred commissions, net	29,483	22,619	6,864	30.3%
Other assets, net	85,361	30,854	54,507	176.7%
	$1,342,535	$1,288,321	$54,214	4.2%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$71,655	$39,955	$31,700	79.3%
Accrued payroll and related expenses	32,496	46,438	(13,942)	(30.0)%
Other accrued expenses	56,221	58,353	(2,132)	(3.7)%
Acquisition escrow payable	8,731	8,900	(169)	(1.9)%
Deferred revenue	14,933	11,603	3,330	28.7%
Total current liabilities	184,036	165,249	18,787	11.4%

Other liabilities	88,085	42,389	45,696	107.8%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,925	14,781	144	1.0%
Additional paid-in capital	1,689,172	1,630,072	59,100	3.6%
Retained earnings	1,450,385	1,454,826	(4,441)	(0.3)%
Accumulated other comprehensive income	5,890	7,522	(1,632)	(21.7)%
Treasury stock, at cost	(2,089,958)	(2,026,518)	(63,440)	3.1%
Total stockholders' equity	1,070,414	1,080,683	(10,269)	(1.0)%

	$1,342,535	$1,288,321	$54,214	4.2%

P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	(15,375)	(11,725)
Non-cash operating activities:
Depreciation and amortization	5,827	6,509
Loss on disposal or impairment of assets	—	1
Gain on distribution from retained profits interest	(183)	—
Provision for doubtful accounts	1,845	824
Deferred income taxes	315	485
Non-cash stock compensation expense	23,758	23,894
Changes in operating assets and liabilities:
Accounts receivable, net	(27,803)	(17,062)
Deferred commissions	(1,495)	(1,637)
Other assets	(1,331)	(192)
Accounts payable and other liabilities	34,358	13,824
Income taxes, net	1,630	(5,399)
Deferred revenue	3,927	5,168
Net cash provided by operating activities	25,473	14,690
Cash flows from investing activities:
Capital expenditures	(1,316)	(678)
Cash paid in acquisitions, net of cash received	(2,008)	(14,815)
Distribution from retained profits interest	184	—
Purchases of investments	—	(3,000)
Purchases of strategic investments	—	(327)
Net cash used in investing activities	(3,140)	(18,820)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,905	5,115
Shares repurchased for tax withholdings upon vesting of stock-based awards	(1,674)	(3,627)
Acquisition of treasury stock	(5,147)	—
Net cash provided by (used in) financing activities	(4,916)	1,488
Effect of exchange rate changes on cash	(48)	537

Net change in cash and cash equivalents	17,369	(2,105)
Cash and cash equivalents at beginning of period	544,321	665,506
Cash and cash equivalents at end of period	561,690	663,401

Supplemental cash flow information:
Cash (received) for income taxes, net	(246)	771
Operating lease assets obtained in exchange for operating lease liabilities	17,211	—

P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	(4,441)	(57,421)
Non-cash operating activities:
Depreciation and amortization	18,231	21,464
Loss on disposal or impairment of assets	142	334
Gain on distribution from retained profits interest	(30,235)	—
Provision for doubtful accounts	3,127	3,346
Deferred income taxes	(456)	—
Non-cash stock compensation expense	61,475	64,583
Changes in operating assets and liabilities:
Accounts receivable, net	(45,876)	(26,646)
Deferred commissions	(6,864)	(5,082)
Other assets	22,077	7,511
Accounts payable and other liabilities	(2,471)	(6,847)
Income taxes, net	998	(8,982)
Deferred revenue	3,426	5,067
Net cash provided by (used in) operating activities	19,133	(2,673)
Cash flows from investing activities:
Capital expenditures	(2,619)	(1,806)
Cash paid in acquisitions, net of cash received	(10,376)	(17,748)
Distribution from retained profits interest	31,184	—
Purchases of investments	—	(3,000)
Purchases of strategic investments	—	(2,200)
Net cash provided by (used in) investing activities	18,189	(24,754)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,183	8,676
Shares repurchased for tax withholdings upon vesting of stock-based awards	(14,216)	(9,382)
Acquisition of treasury stock	(49,224)	(42,312)
Net cash used in financing activities	(57,257)	(43,018)
Effect of exchange rate changes on cash	(62)	1,220

Net change in cash and cash equivalents	(19,997)	(69,225)
Cash and cash equivalents at beginning of period	581,687	732,626
Cash and cash equivalents at end of period	561,690	663,401

Supplemental cash flow information:
Cash (received) for income taxes, net	(2,815)	(2,092)
Operating lease assets obtained in exchange for operating lease liabilities	52,902	—

P 13

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022

Net Cash Provided by (Used in) Operating Activities	$(23,612)	$6,249	$14,690	$(17,887)	$(20,560)	$(17,241)	$10,901	$25,473	$19,133

Less:
Capital expenditures	(832)	(296)	(678)	(376)	(2,182)	(427)	(876)	(1,316)	(2,619)

Free Cash Flow to Equity	$(24,444)	$5,953	$14,012	$(18,263)	$(22,742)	$(17,668)	$10,025	$24,157	$16,514

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										Q3 FY22 to Q3 FY21
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022	%	$

Revenues	$99,437	$104,661	$119,753	$119,175	$443,026	$119,038	$127,290	$140,604	$386,932	19.9%	$20,851
Cost of revenue	34,465	34,897	37,085	37,557	144,004	34,315	35,079	38,557	107,951	4.2%	1,472
Gross profit	64,972	69,764	82,668	81,618	299,022	84,723	92,211	102,047	278,981	27.8%	19,379
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%	72.4%	72.6%	72.1%

Operating expenses
Research and development	26,989	31,035	30,608	46,479	135,111	34,776	35,788	41,870	112,434	36.3%	11,262
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979	39,509	46,324	127,812	5.8%	2,420
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291	23,078	27,639	75,008	15.1%	3,696
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278	18	—	1,296	1.0%	6
Total operating expenses	90,979	96,616	98,449	133,526	419,570	102,324	98,393	115,833	316,550	18.0%	17,384

Loss from operations	(26,007)	(26,852)	(15,781)	(51,908)	(120,548)	(17,601)	(6,182)	(13,786)	(37,569)	7.4%	1,995
	(26.2)%	(25.7)%	(13.2)%	(43.6)%	(27.2)%	(14.8)%	(4.9)%	(9.8)%	(9.7)%

Total other income/(expense), net	463	(225)	(86)	(404)	(252)	30,601	150	(241)	30,510	(68.9)%	(155)

Income (loss) from operations before income taxes	(25,544)	(27,077)	(15,867)	(52,312)	(120,800)	13,000	(6,032)	(14,027)	(7,059)	6.8%	1,840
Income taxes (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)	399	1,348	(2,618)	176.6%	5,490

Net earnings (loss)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)	$17,365	$(6,431)	$(15,375)	$(4,441)	(15.2)%	$(3,650)

Diluted earnings (loss) per share	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.07)	(13.6)%	$(0.05)

Some earnings (loss) per share amounts may not add due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022

Income (loss) from operations before income taxes	$(25,544)	$(27,077)	$(15,867)	$(52,312)	$(120,800)	$13,000	(6,032)	(14,027)	(7,059)
Income taxes (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)	399	1,348	(2,618)
Net earnings (loss)	(21,728)	(23,968)	(11,725)	(32,847)	(90,268)	17,365	(6,431)	(15,375)	(4,441)

Earnings (loss) per share:
Basic	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.07)
Diluted	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.07)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645	4,612	4,647	13,904
Non-cash stock compensation (cost of revenue and operating expenses)	16,485	24,204	23,894	47,124	111,707	18,496	19,221	23,758	61,475
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278	18	—	1,296
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—	—	—	—
Gain on retained profits interest (other income)	—	—	—	—	—	(30,052)	—	(183)	(30,235)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)	$23,851	$28,222	$46,440

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022

Income from operations before income taxes and excluding items	$1,847	$1,116	$12,234	$334	$15,531	$7,367	$17,819	$14,195	$39,381
Income taxes expense (benefit)	934	(1,291)	2,347	(2,628)	(638)	865	(12)	4,271	5,124
Non-GAAP net earnings	$913	$2,407	$9,887	$2,962	$16,169	$6,502	$17,831	$9,924	$34,257

Non-GAAP earnings per share:
Basic	$0.01	$0.04	$0.15	$0.04	$0.24	$0.10	$0.26	$0.15	$0.50
Diluted	$0.01	$0.03	$0.14	$0.04	$0.23	$0.09	$0.26	$0.14	$0.49

Basic weighted average shares	65,570	66,010	66,523	67,111	66,304	68,328	68,042	68,190	68,187
Diluted weighted average shares	67,337	68,804	69,775	69,935	68,963	69,605	69,333	69,938	69,626

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022
Expenses:
Cost of revenue	$34,465	$34,897	$37,085	$37,557	$144,004	$34,315	$35,079	$38,557	$107,951
Research and development	26,989	31,035	30,608	46,479	135,111	34,776	35,788	41,870	112,434
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979	39,509	46,324	127,812
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291	23,078	27,639	75,008
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278	18	—	1,296

Gross profit:	64,972	69,764	82,668	81,618	299,022	84,723	92,211	102,047	278,981
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%	72.4%	72.6%	72.1%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645	4,612	4,647	13,904
Non-cash stock compensation (cost of revenue)	775	913	988	2,624	5,300	790	948	1,168	2,906
Non-cash stock compensation (research and development)	5,886	7,713	7,376	17,985	38,960	5,348	7,184	9,264	21,796
Non-cash stock compensation (sales and marketing)	7,123	9,233	9,212	14,833	40,401	6,793	6,749	7,329	20,871
Non-cash stock compensation (general and administrative)	2,701	6,345	6,318	11,682	27,046	5,565	4,340	5,997	15,902
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278	18	—	1,296
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—	—	—	—
Gain on retained profits interest (other income)	$—	$—	$—	$—	—	(30,052)	—	(183)	(30,235)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)	$23,851	$28,222	$46,440

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	FY2022
Expenses, excluding items:
Cost of revenue	$28,384	$29,634	$31,884	$30,756	$120,658	$28,880	$29,519	$32,742	$91,141
Research and development	21,103	23,322	23,232	28,494	96,151	29,428	28,604	32,606	90,638
Sales and marketing	31,504	32,472	34,692	38,474	137,142	35,186	32,760	38,995	106,941
General and administrative	17,062	17,892	17,625	20,713	73,292	18,726	18,738	21,642	59,106
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—

Gross profit, excluding items:	$71,053	$75,027	$87,869	$88,419	$322,368	$90,158	$97,771	$107,862	$295,791
% Gross margin	71.5%	71.7%	73.4%	74.2%	72.8%	75.7%	76.8%	76.7%	76.4%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	March 31, 2022	March 31, 2022

GAAP loss from operations	$(31,000)	$(69,000)

Excluded items:
Purchased intangible asset amortization	5,000	19,000
Non-cash stock compensation	28,000	90,000
Restructuring and merger costs	—	1,000
Total excluded items	33,000	110,000

Non-GAAP income from operations	$2,000	$41,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2022 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these
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items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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